UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

   Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

IOWA (State of Incorporation)	001-06403 (Commission File Number)	42-0802678 (I.R.S. Employer Identification No.)

P.O. BOX 152 Forest City, Iowa 50436 (Address of Principal Executive Offices) (Zip Code) Registrant’s telephone number, including area code: 641-585-3535

ITEM 5.   OTHER EVENTS

        Hanson Capital Partners, LLC (“HCP”) has advised Winnebago Industries, Inc. (the “Company”) that HCP entered into a written plan on November 12, 2003, pursuant to SEC Rule 10b5-1(c) relating to future sales of the Company’s common stock. As of November 12, 2003, HCP was the beneficial owner of 3,383,606 shares of the Company’s common stock (or approximately 20% of currently outstanding shares). HCP’s trading plan calls for daily sales of the Company’s common stock in amounts dependent upon the prevailing market price. HCP intends to sell up to 700,000 shares of the Company’s common stock under the trading plan. The trading plan terminates on March 31, 2004, unless terminated earlier in accordance with its terms. HCP is a Delaware limited liability company whose members are the Luise V. Hanson Qualified Terminable Interest Property Marital Deduction Trust (the “QTIP Trust”), which has a 34.9% membership interest in HCP, the Luise V. Hanson Revocable Trust, dated September 22, 1984 (the “Revocable Trust”), which has a 64.4% membership interest in HCP, the John V. Hanson Family Trust, which has a .2% membership interest in HCP, the Paul D. Hanson Family Trust, which has a .2% membership interest in HCP and the Mary Joan Boman Family Trust, which has a .2% membership interest in HCP. John V. Hanson, a director of the Company, Mary Joan Boman, the wife of Gerald E. Boman, a director of the Company, Paul D. Hanson and Bessemer Trust Company, N.A. act as co-trustees under the QTIP Trust and the Revocable Trust.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

        The following exhibit, a press release issued on November 14, 2003 to report HCP’s execution of a SEC Rule 10b5-1 trading plan is included herein:

        Ex. 99.1   Press Release

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2003

By: /s/ Bruce D. Hertzke
Name: Bruce D. Hertzke
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Winnebago Industries, Inc. dated November 14, 2003.